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                                                                  EXHIBIT 10.3.6


                               SUBLEASE AGREEMENT

                         SAN JACINTO METHODIST HOSPITAL
                                 BAYTOWN, TEXAS

         This SUBLEASE AGREEMENT is made and entered into as of the 1st day of Nov. 1991 by and between SAN JACINTO METHODIST HOSPITAL, a Texas nonprofit corporation ("Lessee") and C. A. Riser, M.D. ("Sublessee").

                              W I T N E S S E T H

         WHEREAS, Lessee has leased certain net rentable space in the Baker Court Building 4308 Garth Rd. Baytown, Texas (the "Building") from Piping Rock Corporation (the "Lessor"), owner of the Building and

         WHEREAS, Lessee desires to sublease the space in the Building and provide certain other services to the Tenant who is on the Medical Staff at San Jacinto Methodist Hospital (the "Hospital") in Baytown; and

          WHEREAS, Lessee desires to sublease space in the Building for Sublessee's medical office practice and Sublessee also wishes to obtain the other services offered by Lessee as enumerated in this Sublease Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties to this Sublease Agreement agree to as follows:

I.       Sublease of Premises

         1.1. Rented Space. Lessee hereby subleases to Sublessee 4,784 square feet (the "Premises") located in the Building.

         1.2. Adjustments to Rented Space. The exact amount of square feet comprising the Premises may be enlarged or reduced at such later date when Sublessee approves the floor plans for the Premises.

II.      Rent

         2.1. Basic Rent. The rental rate for the Premises shall equal $0.06 per month for each square foot of net rentable area subleased by Sublessee under terms and provisions hereof.

         2.2. Rent Payable. Except as otherwise provided herein, monthly rent shall be due and payable to Sublessor on the first day of each calendar month during the term of this Sublease Agreement.
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         2.3.       Late Charge. In the event any rent due and payable by
                    Sublessee is not received by Lessee within ten days after it is due, Lessee may, at its discretion, charge interest on the delinquent amount at the maximum legal rate from the date due until the date paid.

         2.4. Prorated Rent. If Sublessee's occupancy shall commence on a date other than the first day of a calendar month, then rent will be prorated for that month and the last month of the term of this Sublease Agreement.

III.     Use

         3.1. Permitted Use. Sublessee may use and occupy the Premises only for the purpose of operating a medical office practice and purposes ancillary thereto. Sublessee agrees that Sublessee and Sublessee's agents, employees and invitees will at all times comply fully with the rules and regulations of the Building from time to time adopted by Lessor and Provided to Sublessee.

         3.2. Continued Use. Sublessee agrees to maintain an active full-time medical practice on the Premises at all times during the term of this Sublease. "Maintaining an active full-time medical practice" shall mean that Sublessee shall conduct a medical office practice on Premises with a full staff of employees during those regularly scheduled business hours that are common and appropriate to a full-time medical practice. Failure to maintain an active medical practice on the Premises shall constitute a default of this Sublease Agreement.

         3.3. Common Areas. Sublessee and Sublessee's agents, employees and invitees shall have the revocable, nonexclusive license in common with others permitted by Lessor, to use the common areas of the Building as they, may from time to time exist, but all such common areas will remain within the exclusive control of Lessor.

         3.4. Access by Sublessor. Lessee may at any time, without liability, enter the Premises for inspection, to supply janitorial or other services, for emergency entry or to alter or repair the premises or any portion of the Building. No provision of this Sublease Agreement shall be construed as obligating Lessee to perform any repairs, alterations or decorations at the request of Sublessee, except as otherwise expressly herein agreed to be performed by Lessee.

IV.      Laboratory, Radiology and Hospital Services

         4.1. Laboratory and Radiology Services. Lessee agrees to provide laboratory and radiology services for non-Medicaid patients at the discounted rates listed on the Schedules attached hereto. These prices are subject to renegotiation and extension each January.

         4.2.       Relationship to Hospital. Although the Lessee hopes that
                    the quality and cost-effective nature of the Hospital's services will commend themselves to the Sublessee's patients, it is clearly understood that the choice of services and
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                    the choice of service suppliers that the Sublessee makes on behalf of the Sublessee's patients must be, and will be made only with regard to the best interest of patients themselves. Therefore, so that there will be no misunderstanding, Lessee and Sublessee specifically acknowledge that the Sublessee's initial and continued ability to sublease space in the Building in no way requires and in no way is contingent upon the admission, recommendation, referral, or any other form of arrangement by the Sublessee for utilization by patients or others of any item or service offered by the Hospital.

V.       Noncompetition

         5.1. Covenant Not to Compete. Sublessee recognizes (i) that Lessee's entering into this Sublease Agreement to provide the services offered hereby is induced by the covenants and assurances made by Sublessee, (ii) that Sublessee's covenant not to compete is necessary to ensure the continuation of Lessee's business and (iii) that irreparable harm and damage will be done to Lessee in the event that Sublessee competes with Lessee within the area or areas described in this Section. Therefore, Sublessee agrees that during the term of this Sublease Agreement, Sublessee will not, directly or indirectly, own, manage, operate, control or participate in the management or control of, be employed by or retained to provide services for, lend Sublessee's name to, or maintain or continue any interest whatsoever in, another medical office building or any enterprise within Lessee's primary and secondary service areas offering services similar to those offered by Lessee, including, but no limited to, laboratory services, radiology services and hospital services. Notwithstanding the foregoing, this section shall not be construed to prohibit membership on a hospital medical staff.

         5.2. Existing Competition. The foregoing covenant not to compete shall not apply to the following interests presently held by Sublessee:

                    -----------------------------------------------------------
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                    -----------------------------------------------------------
                    -----------------------------------------------------------

VI.      Other Services, Utilities and Taxes.

         6.1. Services and Utilities Provided. Lessee agrees to furnish during reasonable hours of generally recognized business days (to be determined by Lessee) electricity, gas, water heating and air conditioning for ordinary uses, and elevator, janitorial and sewage services.

         6.2. Direct Obligations of Sublessee. Sublessee shall be responsible for all telephone and other utility services billed directly to Sublessee, and for all
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                    property taxes assessed against Sublessee's leasehold
                    improvements and personal property located in the Premises.

VII.     Finish-Out Alterations and Maintenance and Repairs.

         7.1. Initial Finish-Out. Initial finish-out of the Premises shall be by mutual consent of Lessee and Sublessee.

         7.2. Subsequent Alterations. Sublessee may not make any subsequent alterations, additions or improvements to the Premises without first obtaining Lessee's written consent (except for installation of unattached, movable equipment or furniture that may be installed without drilling, cutting or otherwise defacing the Premises.)

         7.3. Maintenance and Repairs. Lessor shall, at its expense, maintain the roof, foundation and the structural soundness of the exterior walls of the Building, including the Premises and the common areas, in good repair and condition, reasonable wear and tear excepted, and except for repairs occasioned by the acts or omissions of Sublessee, its patients, employees, licensees or concessionaires (unless such act or omission results in damage covered by valid and collectible fire and extended coverage insurance policies and is collectible thereunder).

VIII.    Term, Termination and Default.

         8.1. Term. The term of this Sublease Agreement shall be for a period of three (3) years, beginning on the day Sublessee moves into the Premises.

         8.2. Default. The following events shall be deemed to be events of default by Sublessee under this Agreement;

                                  (i)      failure to pay rent under this
                          Sublease Agreement, and such failure continues for a period to ten days thereafter;

                                  (ii)     failure to maintain an active
                          medical practice on the Premises as required by
                          Section 3.2 of this Sublease Agreement;

                                  (iii)    permanent desertion or vacation of
                          any substantial portion of the Premises; and

                                  (iv)     failure to comply with the covenant
                          not to compete as required by Section V of this Sublease Agreement.

         8.3. Remedies Upon Default. Upon the occurrence of any event of default, Lessee shall have the right, in addition to any other rights Lessee may have, at law or in equity to terminate this Sublease Agreement. Upon such termination, Sublessee shall surrender the Premises to Lessee, and if Sublessee fails to do so, Lessee may, without prejudice to any other remedy that it may have for possession or arrearages in the payment of rent, enter
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                    the Premises and take possession of the premises and any
                    equipment and personal property located therein, and expel or remove Sublessee and any other person who may be occupying the Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor.

IX.      Insurance and Liability.

         9.1. Insurance. Sublessee shall procure and maintain, at its sole cost and expense, throughout the term of this Sublease Agreement, a policy or policies of general liability and malpractice insurance, including, without limitation, professional liability, insuring both Lessee and Sublessee against all claims, demands or actions arising out of or in connection with the operation or maintenance of the Premises, with limits of such policy or policies to be in amounts not less than One Hundred Thousand Dollars ($100,000) per occurrence and Three Hundred Thousand
                    Dollars ($300,000) in the aggregate per annum. Each of the policies described herein shall be written, to the extent practicable, on standard forms customarily used in Harris County, Texas, and shall contain (i) the agreement of the insurer to give Lessee at least thirty (30) days written notice prior to cancellation of or material change in such policies or any of them and (ii) waiver of subrogation rights against Lessee. Sublessee shall furnish Lessee with a duplicate copy of all policies of insurance (or certificates therefor.)

                    9.2. Liability. Lessee shall not be liable to Sublessee or to Sublessee's patients, employees, agents or visitors, or to any other person or persons for any injury or death to such persons or age to property on or about the Premises caused by the negligence or misconduct of Sublessee. Sublessee agrees to indemnify Lessee and hold Lessee harmless from any loss, liability, claims, demands, causes of action or expense, including attorneys' fees arising out of any such damage, death, or injury; except death or injury to persons or damage to property due to the negligence or misconduct of the Lessee. Lessee agrees to indemnify Sublessee and hold Sublessee harmless from any loss, liability, claims, demands, causes of action or expenses, including attorneys' fees, arising out of damage, death, or injury caused by the negligence or misconduct of Lessee; except death or injury to persons or damage to property due to the negligence or misconduct of Sublessee.

X.       Miscellaneous.

         10.01. Assignment and Subletting. Sublessee shall not have the right to assign this Sublease Agreement or to sublet the whole or any part of the Premises, without the prior written consent of Lessee and Lessor. Notwithstanding any permitted assignment or subletting, Sublessee shall at all times remain fully responsible and liable for the payment of rent herein specified and for compliance with all of Sublessee's other obligations under the terms and conditions of this Sublease Agreement. Assignment with the consent of Lessee shall be conditioned upon the written acceptance by the prospective assignee of all the terms of this Agreement. Lessee shall have the right to
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                    assign any of its rights and obligation under this Sublease
                    Agreement.

         10.02. Legal Fees and Costs. In the event either party elects to incur legal expenses to enforce or interpret any provision of this Sublease Agreement, the prevailing party will be entitled to recover such legal expenses, including, without limitation, attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party shall be entitled.

         10.03. Choice of Law and Venue. The parties agree that this Sublease Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and that the federal and/or state courts located in Harris County, Texas shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding or other proceedings as between parties that may be brought, or arise out of, in connection with or by reason of this Agreement.

         10.04. Notice. Any notice, demand or communication required, permitted, or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by prepaid certified mail, return receipt requested, to the addresses following the signatures to this Sublease Agreement.

         10.05. Severability. In the event any provision of this Sublease Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality, or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Sublease Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.

         10.06. Gender and Number. Whenever the context of this Sublease Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all worlds herein shall include the singular and plural.

         10.07. Divisions and Headings. The divisions of this Sublease Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Sublease Agreement.

         10.08. Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach of the same of other provision hereof.

         10.09. Entire Agreement/Amendment. This Sublease Agreement supersedes all previous contracts and constitutes the entire agreement of whatsoever kind or nature existing between or among the parties respecting the within subject matter and no party shall be entitled to benefits other than those specified herein. As between or among the parties, no oral statements or prior written material no specifically incorporated or referenced herein shall be of any force and effect. The parties specifically acknowledged that in entering into
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                    and executing this Sublease Agreement, the parties rely
                    solely upon the representations and agreements contained in this Sublease Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated or referenced herein are superseded and no changes in or additions to this Sublease Agreement shall be recognized unless and until made in writing and signed by all parties hereto.



         IN WITNESS WHEREOF, Lessee and Sublessee have each caused this Agreement to be executed and to be effective as of the day and year first above written.


         LESSEE:                              SAN JACINTO METHODIST HOSPITAL



                                           By: /s/ROD SEIDEL
                                               -----------------------
                                               Rod Seidel
                                               President
                                               4401 Garth Road
                                               Baytown, Texas 77521

         SUBLESSEE:

                                           By: /s/Dr. C.A. Riser
                                               ------------------------
                                               Dr. C.A. Riser
                                               Print Name and Title
                                               4308 Garth Rd.
                                               -----------------------

                                               Address
                                               Baytown, TX  77021
                                               -----------------------

                                               City, State  Zip Code